SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2019

MEXUS GOLD US

(Exact name of registrant as specified in its charter)

Nevada	000-52413	20-4092640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1805 N. Carson Street, #150
Carson City, NV 89701
(Address of principal executive offices)

(916) 776-2166
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 25, 2019, the board of directors of Mexus Gold US (the “Company”) adopted a resolution approving a certificate of amendment to the Company’s Articles of Incorporation to: (i) increase in the number of authorized shares of common stock of the Company from two billion (2,000,000,000) shares of common stock, par value $0.001 per share, to five billion (5,000,000,000) shares of common stock, par value $0.001 per share (the “Authorized Capital Increase”). The Company obtained the written consent of its majority stockholder holding greater than 50% of the voting securities of the Company as of November 25, 2019, approving the Authorized Capital Increase.

On December 23, 2019, a Certificate of Amendment to the Company’s Articles of Incorporation was filed with the Secretary of State for the State of Nevada effectuating the Authorized Capital Increase.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Number	Description
3.1	Certificate of Amendment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Mexus Gold US

/s/	Paul D. Thompson
By:	Paul D. Thompson
Its:	President